SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Waterbank of America (USA) Inc.
(Exact name of registrant as specified in its charter)

Utah	0-51075	20-0919460
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Espirito Santo Plaza
1395 Brickell Avenue, Suite 1020
Miami, Florida    33131
(Address of principal executive offices including zip code)

(786) 597-5282
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On February 14, 2007, the Board of Directors of Waterbank of America (USA) Inc. (the "Company") approved a change in the Company's fiscal year end from September 30 to December 31. The fiscal year change is effective beginning with the Company's 2007 fiscal year, which began January 1, 2007 and will end December 31, 2007. As a result of the change, the Company will have a transition period filing for the three-month period beginning October 1, 2006 and ending December 31, 2006. The results of the transition period are expected to be reported in the Company's Form 10-KSB to be filed for the fiscal year ending December 31, 2006, which is anticipated to occur on or before March 30, 2007.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release of Waterbank of America (USA) Inc. dated February 14, 2007 (announcing change in fiscal year)

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	WATERBANK OF AMERICA (USA) INC. By: /s/ JOSE FRANCISCO KLUJSZA Jose Francisco Klujsza President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Waterbank of America (USA) Inc. dated February 14, 2007 (announcing change in fiscal year) Also provided in PDF format as a courtesy.